Exhibit 10.1

TENTH AMENDMENT OF LEASE

THIS AGREEMENT (this “Agreement”) is made as of the 8th day of June 2004 between WFP TOWER A CO. L.P., a Delaware limited partnership, having an address at c/o Brookfield Financial Properties, L.P., One Liberty Plaza, New York, New York 10006 (“Landlord”), and DOW JONES & COMPANY, INC., a Delaware corporation, having an address at One World Financial Center, New York, New York 10281 (“Tenant”).

W I T N E S S E T H:

WHEREAS, by Office Lease dated October 21, 1983 (the “Original Lease”), as amended by (i) First Amendment of Lease dated as of May 22, 1985 (the “First Amendment”), (ii) letter agreement dated May 19, 1987, (iii) letter agreement dated as of December 1, 1988, (iv) Second Amendment of Lease dated May 11, 1994, (v) Third Amendment of Lease dated as of December 1, 1995 (the “Third Amendment”), (vi) Fourth Amendment of Lease dated as of December 26, 1996, (vii) Partial Termination and Surrender Agreement and Fifth Amendment of Lease dated as of February 25, 1999, (viii) Sixth Amendment of Lease dated as of September 1, 1999 (the “Sixth Amendment”), (ix) Seventh Amendment of Lease dated as of September 1, 2000 and (x) Eighth Amendment of Lease dated as of July 12, 2002, (xi) Ninth Amendment of Lease and Extension Agreement dated as of December 17, 2003 (the “Ninth Amendment”; the Original Lease, as so amended and partially terminated and extended, the “Lease”), Landlord (either directly or through its predecessor in interest) demised to Tenant premises consisting of the 9th to 16th floors, inclusive, the Additional Premises, the Elevator Premises, the Duct Premises, and the Lobby Premises (collectively, the “Original Premises”) in the building known by the street address Tower A, One World Financial Center, New York, New York (the “Building”);

WHEREAS, Landlord and Tenant desire to amend the Lease to (i) extend the Term of the Lease for a portion of the Original Premises, specifically the entire 12th floor consisting of 39,179 rentable square feet (the “12th Floor Premises”) and (ii) otherwise amend the provisions of the Lease, all on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Defined Terms. All capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Lease.

2. Extension Term of the 12th Floor Premises. The term of the lease of the 12th Floor Premises is extended to and including the Expiration Date of the Lease, which is May 31, 2020.

3. Condition of the 12th Floor Premises. Tenant acknowledges that Tenant is in possession of and is fully familiar with the condition of the 12th Floor Premises and, notwithstanding anything to the contrary contained in the Lease or the Supplemental Agreement, Tenant agrees to take the same in its condition “as is” as of the first day of the 12th Floor Premises Extension Term (as hereinafter defined), and agrees that Landlord shall have no obligation to alter, repair, or otherwise prepare the 12th Floor Premises for Tenant’s occupancy for the 12th Floor Extension Term or to pay for alterations, installations, additions, or improvements performed by Tenant to the 12th Floor Premises, except as otherwise provided in Section 10 of this Agreement. The 12th Floor Premises are substantially as shown hatched on Schedule A -1 annexed to this Agreement and made a part hereof.

4. Terms Applicable to the 12th Floor Premises. Commencing on September 1, 2004 (the “12th Floor Premises Commencement Date”) to and including the Expiration Date (the “12th Floor Premises Extension Term”), the lease of the 12th Floor Premises by Tenant shall be on all of the terms and conditions of the Lease, as amended by this Agreement, except that:

(a) During the 12th Floor Premises Extension Term, the Fixed Rent for the 12th Floor Premises shall be payable as specified in the following Fixed Rent Table.

Fixed Rent Per Annum

From September 1, 2004 through and including December 31, 2008	From January 1, 2009 through and including December 31, 2013	From January 1, 2014 through and including the Expiration Date
$1,508,391.50	$1,704,286.50	$1,900,181.50

(b) From and after the 12th Floor Premises Commencement Date to and including the Expiration Date, Tenant shall pay to Landlord PILOT Payments with respect to the 12th Floor Premises at the times and in the manner set forth in the Lease, except that for purposes of the 12th Floor Premises (i) the term “Base PILOT Year” shall mean the PILOT Year from July 1, 2004 and ending June 30, 2005 and (ii) the term “Tenant’s Proportionate PILOT Share” shall mean 2.681%.

(c) From and after the 12th Floor Premises Commencement Date to and including the Expiration Date, Tenant shall pay to Landlord Operating Payments with respect to the 12th Floor Premises at the times and in the manner set forth in the Lease, except that for purposes of the 12th Floor Premises (i) the term “Base Operating Year” shall mean the 2004 calendar year, (ii) the term “Tenant’s Proportionate Operating Share” shall mean 2.681% and (iii) the term “Base Operating Expenses” shall mean the Operating Expenses for the Base Operating Year.

The Fixed Rent Per Annum, Tenant’s Proportionate PILOT Share and Tenant’s Proportionate Operating Share for the 12th Floor Premises are all reflected in the Table set forth in Section 5(c) of this Agreement.

5. Remainder Premises and Renewal Premises.

(a) The second WHEREAS clause of the Ninth Amendment incorrectly stated that the New Lobby Space (as such term is defined in the Third Amendment of Lease) was part of the Renewal Premises. Therefore, the phrase “the New Lobby Space (as such term is defined in the Third Amendment to Lease” in the second WHEREAS clause of the Ninth Amendment shall be deemed to be deleted and shall be replaced by the phrase “the Lobby Premises demised pursuant to the First Amendment (the “Original Lobby Premises”).” All other references in the Ninth Amendment to the

New Lobby Space shall be deemed to refer to the Original Lobby Premises, and, as such, the Original Lobby Premises shall be deemed to be part of the Renewal Premises and the New Lobby Space shall be deemed to be part of the Remainder Premises. The floor plan annexed as Exhibit A-4 to the Ninth Amendment correctly shows the Original Lobby Premises, and the reference thereto to the New Lobby Space is deleted and is hereby deemed to refer to the Original Lobby Premises. Landlord and Tenant confirm that, as provided in Section 5(d) of the Ninth Amendment, the Third Amendment shall apply to and govern the use of the Original Lobby Premises as modified by such Section 5(d).

(b) Pursuant to the Ninth Amendment, the Lease was extended with respect to the Renewal Premises from the Extension Term Commencement Date (i.e., January 1, 2004) through the Expiration Date (i.e., May 31, 2020), but the lease of the Remainder Premises was not extended and expires on the Remainder Premises Expiration Date (i.e., May 31, 2005). As set forth in Section 5(c) of the Ninth Amendment, all references in the Lease to the Premises shall be deemed to mean the Renewal Premises and the Remainder Premises from the Extension Term Commencement Date (i.e., January 1, 2004) through and including the Remainder Premises Expiration Date (i.e., May 31, 2005) and thereafter all references to the Premises shall only mean the Renewal Premises. Further, as provided above, from and after the 12th Floor Premises Commencement Date (i.e., September 1, 2004), the 12th Floor Premises shall no longer be part of the Remainder Premises, but shall automatically become part of the Renewal Premises on all of the terms and conditions set forth in the Ninth Amendment, as further amended by this Agreement, except as otherwise specifically set forth in Section 4 above. From and after the 12th Floor Premises Commencement Date (i.e., September 1, 2004), the term “Renewal Premises” shall be defined as (x) the entire floors 9 through 12, inclusive, (y) the Mechanical Premises and (z) the Original Lobby Space, and the term “Remainder Premises” shall mean floors 14 through 16, inclusive, the Elevator Premises, the Duct Premises, the Lobby Premises (other than the Original Lobby Premises) and approximately 250 square feet of rentable area on the service level of the Building.

(c) The Fixed Rent rates specified in Sections 4(a) and 5(a) of the Ninth Amendment for the Renewal Premises and for the Remainder Premises are deleted in their entirety and superseded by the Fixed Rent rates and amounts set forth below. Tenant’s Proportionate PILOT Share and Tenant’s Proportionate Operating Share for the Renewal Premises and the Remainder Premises set forth in Section 4(b)(ii), 4(c)(ii), 5(a)(ii) and 5(a)(iii) of the Ninth Amendment are deleted and superseded by the respective proportionate shares set forth below.

The following tables set forth (A) from and after January 1, 2004 and for the different periods specified through May 31, 2005 with respect both to the Renewal Premises and the Remainder Premises: (i) the aggregate Fixed Rent payable during each period (i.e., not on a per annum basis), (ii) the aggregate Tenant’s Proportionate PILOT Share, and (iii) the aggregate Tenant’s Proportionate Operating Share; and (B) from and after June 1, 2005 and for the different periods specified through the Expiration Date (i.e., May 31, 2020) with respect to the Renewal Premises only: (x) the aggregate Fixed Rent payable per annum, (y) the aggregate Tenant’s Proportionate PILOT Share and (z) the aggregate Tenant’s Operating Share. Notwithstanding the foregoing, with respect to the Lower Lobby A Space, Tenant shall continue to pay to Landlord PILOT Payments and Operating Payments in accordance with the provisions of the Sixth Amendment on a net basis until the Remainder Premises Expiration Date and, therefore, the following tables do not set forth Tenant’s Proportionate PILOT Share or Tenant’s Proportionate Operating Share with respect to the Lower Lobby A Space.

(A)

Aggregate Fixed Rent and Tenant’s PILOT and

Operating Shares for Renewal Premises and Remainder Premises

Space	Period	Fixed Rent	Tenant’s Proportionate PILOT Share	Tenant’s Proportionate Operating Share
Renewal Premises and Remainder Premises (which shall include the 12th Floor Premises)	1/1/04 to 8/31/04	$9,544,321.61	20.8841%	20.8841%
Renewal Premises (which shall include the 12th Floor Premises) and Remainder Premises	9/1/04 to 5/31/05	$10,314,228.59	20.8841%	20.8841%

(B)

Fixed Rent Per Annum and Tenant’s PILOT and Operating Shares for the

Renewal Premises (including the 12th Floor Premises)

Space	Period	Fixed Rent	Tenant’s Proportionate PILOT Share	Tenant’s Proportionate Operating Share
Renewal Premises (including the 12th Floor Premises)	6/1/05 to 12/31/08	$7,430,104.55	12.8555%	12.8555%
Renewal Premises (including the 12th Floor Premises)	1/1/09 to 12/31/13	$8,356,924.55	12.8555%	12.8555%
Renewal Premises (including the 12th Floor Premises)	1/1/14 to the Expiration Date (5/31/20)	$9,283,744.55	12.8555%	12.8555%

6. Other Terms of the Lease. From and after the date of this Agreement, the Lease shall be further amended as follows:

(a) Notwithstanding any provisions in the Lease to the contrary, if Tenant wishes to obtain a Non-Disturbance Agreement with respect to this Tenth Amendment of Lease, any fees charged or reimbursements for expenses demanded by the lessor under the ground lease, the holder of the mortgage on the Project or any Superior Party shall be paid by Tenant on Landlord’s demand.

(b) The definition in Section 19 (a) of the Ninth Amendment of “Offer Space” shall be deemed to mean all space located on the fourteenth (14th) floor in the Building, in lieu of the twelfth (12th) floor in the Building.

(c) Schedule C annexed to the Ninth Amendment is deleted and the Schedule C annexed to this Agreement shall be deemed substituted therefor.

(d) Landlord and Tenant conclusively agree and confirm for all purposes of the Lease, as amended by this Agreement, that the Lobby Premises consists of 1,495 square feet.

7. Estoppel. Tenant represents and warrants to Landlord that (a) the Lease, as modified by this Agreement, is otherwise unmodified and in full force and effect, (b) all Fixed Rent and Additional

Charges due through May 31, 2004 have been paid and (c) to the best knowledge of Tenant, Landlord is not in default in the performance of any of its obligations under the Lease nor has any event occurred which with the giving of notice or the passage of time would constitute a default. Landlord represents and warrants to Tenant that (i) the Lease, as modified by this Agreement, is otherwise unmodified and in full force and effect, and (ii) to the best knowledge of Landlord, Tenant is not in default in the performance of any of its obligations under the Lease nor has any event occurred which with the giving of notice or the passage of time would constitute a default, except for the following: the removal of fire dept. violations E145437, E145435, E145439 (the underlying corrective work for which Landlord understands has been completed) and the receipt of a final approval from the New York City Buildings Department for the refrigerant work completed under Permit No. 103680893-01EW.

8. Authorization. If Tenant is a corporation or limited liability company or a limited liability partnership, each person executing this Agreement on behalf of Tenant hereby covenants, represents and warrants that Tenant is duly incorporated or duly qualified (if foreign) and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Landlord upon request); and that each person executing this Agreement on behalf of Tenant is either an officer, member or partner of Tenant and that he or she is duly authorized to execute, acknowledge and deliver this Agreement to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

9. Broker. Each party represents to the other that such party has dealt with no broker in connection with this Agreement or the Building (other than Cushman & Wakefield, Inc. (“Broker”)), and each party shall indemnify and hold the other harmless from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of any claim for a commission or other compensation by any broker (other than Broker with respect to Tenant’s indemnity to Landlord) which alleges that it has dealt with the indemnifying party in connection with this Agreement or the Building. Landlord shall pay Broker a commission with respect to the 12th Floor Premises pursuant to a separate agreement between Landlord and Broker.

10. Landlord’s Contribution.

(a) Landlord shall reimburse Tenant for the cost of the 12th Floor Premises Tenant Work (as hereinafter defined) in an amount (“Landlord’s Contribution”) equal to the lesser of (i) one million one hundred seventy five thousand three hundred seventy ($1,175,370) Dollars, or (ii) the actual cost of 12th Floor Premises Tenant Work, upon the terms and conditions set forth in Section 10(b).

(b) For purposes of the preceding sentence, actual cost of performing the 12th Floor Premises Tenant Work shall include all construction costs, including so-called ”soft” construction costs, such as costs and fees for design and engineering and Tenant’s professional and construction consultants (“Soft Costs”), provided, however, that notwithstanding any provision to the contrary contained in this Section 10, Landlord shall not be obligated to contribute toward Soft Costs an amount in excess of 25% of Landlord’s Contribution. Tenant shall submit to Landlord a line item budget setting forth estimated construction costs and Soft Costs prior to commencement of the 12th Floor Premises Tenant Work. Provided that there shall not then be existing a monetary or material non-monetary default which continues beyond notice and the expiration of any applicable grace period under the provisions of the Lease, Landlord shall pay for such costs by paying the contractors, suppliers or consultants designated by Tenant or by reimbursing Tenant (at Tenant’s option) from time to time during the progress of the 12th Floor Premises Tenant Work (but not more than once per month) within 30 days after receipt from

Tenant of (i) supporting documentation therefor approved by Tenant, accompanied by a certification of the architect supervising the work (for work covered by such architect’s design), stating that the portion of the work for which Tenant is applying for payment has been completed substantially in accordance with the plans and specifications approved by Landlord, (ii) itemized bills for labor and materials constituting portions of such work submitted by the contractors, suppliers or consultants of the services or materials rendered (and where Tenant elects to be reimbursed, such bills shall have been marked “paid” by the contractor, supplier or consultant), and (iii) waivers of liens evidencing the payment for any prior work performed and materials supplied for which Tenant previously applied for payment, executed and acknowledged by the contractors, suppliers and consultants which are entitled by statute to file mechanics liens. Notwithstanding the foregoing, Landlord may withhold up to $100,000 of Landlord’s Contribution until after Tenant shall have completed the 12th Floor Premises Tenant Work and Tenant shall have delivered to Landlord (A) all Building Department sign-offs and inspection certificates and any permits required to be issued by the Building Department or any other government entities having jurisdiction thereover, (B) “as built” plans and specifications for the 12th Floor Premises Tenant Work, and (C) general releases and waivers of lien from all contractors, subcontractors and materialmen who have performed work in excess of $15,000 or furnished materials in excess of $15,000 in connection with the 12th Floor Premises Tenant Work. Without limiting the generality of the foregoing, a material non-monetary default shall include any default by Tenant in its obligations under this Agreement, including any default in the performance of any of the 12th Floor Premises Tenant Work. Any amounts withheld due to any default by Tenant shall be paid to Tenant in accordance with the terms of this Section 10 when such default (and any other defaults by Tenant) has been cured. If Tenant elects to perform work to the 12th Floor Premises which results in the cost of the 12th Floor Premises Tenant Work exceeding Landlord’s Contribution, Landlord shall have no obligation to reimburse Tenant for such excess costs.

(c) the right to receive reimbursement for the cost of 12th Floor Premises Tenant Work as set forth in this Section 10 shall be for the exclusive benefit of Tenant, it being the express intent of the parties hereto that in no event shall such right be conferred upon or for the benefit of any third party, including, without limitation, any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or any other person, firm or entity.

“12th Floor Premises Tenant Work” means the installation of fixtures, improvements and appurtenances attached to or built into the 12th Floor Premises, and shall not include movable partitions, business and trade fixtures, machinery, equipment, furniture, furnishings and other articles of personal property.

11. Merger. Tenant acknowledges that Landlord has not made and is not making, and Tenant, in executing and delivering this Agreement, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Agreement. The Lease, as amended by this Agreement, embodies the entire understanding between the parties with respect to the subject matter hereof, and all prior agreements, understanding and statements, oral or written, with respect thereto are merged in the Lease, as amended by this Agreement.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, New York law without regard to conflict of laws principles.

13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

14. Not Binding Offer. This Agreement is offered for signature by Tenant. It is understood that this Agreement shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and delivered to the other a fully executed copy of this Agreement.

15. No Oral Modification. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by Landlord and Tenant.

16. Non-Disturbance Agreement. Concurrent with the execution and delivery of this Agreement, Tenant shall execute and deliver to Landlord an instrument (the “Non-Disturbance Agreement”), substantially in the form and content of Schedule B annexed to this Agreement, with respect to the existing Superior Mortgage. As a condition precedent to the effectiveness of this Agreement, Landlord shall obtain from the existing Superior Mortgagee a counterpart of the Non-Disturbance Agreement executed by such Superior Mortgagee. If Landlord does not deliver such Non-Disturbance Agreement to Tenant within 30 days after the execution and delivery by both Landlord and Tenant of this Agreement, then Tenant shall have the right by notice given to Landlord within ten days thereafter and before the Non-Disturbance Agreement is delivered to Tenant (time being of the essence) to terminate this Agreement (but the Lease shall otherwise remain in full force and effect as though this Agreement had never been executed and delivered), and if Tenant shall so terminate this Agreement neither party shall have any further obligation to the other under this Agreement. Any fees charged or reimbursements for expenses demanded by the Superior Mortgagee in connection with the preparation, negotiation, execution or delivery of the Non-Disturbance Agreement shall be paid by Tenant on Landlord’s demand.

17. Ratification; No Other Changes. Except as amended by this Agreement, the Lease is ratified and confirmed and remains in full force and effect. All references in the Lease to “this lease” shall hereafter be deemed to refer to the Lease as amended by this Agreement.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the day and year first above written.

LANDLORD:

WFP TOWER A CO. L.P.

By:	WFP Tower A Co. G.P. Corp., General Partner

By:	/S/JEREMIAH B. LARKIN
Name:	Jeremiah B. Larkin
Title:	Senior Vice President - Director of Leasing

TENANT:

DOW JONES & COMPANY, INC

By:	/S/GUY A. NARDO
Name:	Guy A. Nardo
Title:	Vice President, General Services

SCHEDULE A-1

FLOOR PLAN FOR 12th FLOOR PREMISES

A-#

SCHEDULE B

FORM OF NON-DISTURBANCE AGREEMENT

[ATTACHED]

B-1

Dow Jones & Company, Inc.

SCHEDULE C

HOLDERS OF RIGHTS SUPERIOR

TO TENANT’S OFFER SPACE OPTION

None

Dow Jones & Company, Inc.

RECORDING REQUESTED BY AND

WHEN RECORDED, RETURN TO:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attn: Harvey R. Uris, Esq

(Space above this line for Recorder’s use only)

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

NOTICE: THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OR LIENS OF SOME OTHER OR LATER SECURITY INSTRUMENT OR INSTRUMENTS.

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) dated as of the      day of June, 2004, by and among DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (“DBTCA”), in its capacity as Administrative Agent (the “Lender”) for the lenders under the Loan Agreement described below, WFP Tower A CO. L.P., a Delaware limited partnership, and its successors and assigns (“Landlord”), and Dow Jones & Company, Inc., a Delaware corporation (“Tenant”). Each initially-capitalized term used herein and not otherwise defined shall have the meaning ascribed to such term in that certain Amended and Restated Credit Agreement, dated as of June 12, 2003 (the “Loan Agreement”), by and among Landlord, Lender, Brookfield Properties Corporation, as co-borrower, the lenders party thereto and certain other parties.

RECITALS:

WHEREAS, Landlord is the ground lessee of that certain real property located in the City and County of New York, New York, and more particularly described on Exhibit A attached hereto (such real property, together with the improvements located thereon, the “Property”); and

WHEREAS, Olympia & York Battery Park Company, as predecessor in interest to Landlord, and Tenant have entered into that certain Lease dated as of October 21, 1983, as amended by that certain First Amendment of Lease dated as of May 22, 1985, as amended by that certain Letter Agreement dated May 19, 1987, as amended by that certain Letter Agreement dated December 1, 1988, as amended by that certain Second Amendment of Lease dated as of May 11, 1994, as amended by that certain Third Amendment of Lease dated as of December 1, 1995, as amended by that certain Fourth Amendment of Lease dated as of December 26, 1996, as amended by that certain Partial Termination and Surrender Agreement and Fifth Amendment of Lease dated as of February 25, 1999, as amended by that certain Sixth Amendment of Lease dated as of September 1, 1999, as amended by that certain Seventh Amendment of Lease dated as of September 1, 2000, as amended by that certain Eighth Amendment of Lease dated as of July 12, 2002, as amended by that certain Ninth Amendment of Lease and Extension

Agreement dated as of December 17, 2003, and as amended by that certain Tenth Amendment of Lease (the “Tenth Amendment”) dated as of May     , 2004 (as the same has been or may be modified, extended or renewed from time to time, the “Lease”), pursuant to which Tenant leases a portion of the Property more fully described on Exhibit B attached hereto (the “Premises”); and

WHEREAS, pursuant to the Loan Agreement, a loan was made to Landlord (as the same may be modified, split, extended or renewed from time to time, the “Loan”), which Loan is secured by, among other things, an Amended, Restated and Consolidated Leasehold Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, dated as of March 31, 2003, executed and delivered by Landlord (as the same may be modified, supplemented, split, severed, extended or renewed from time to time, a “Mortgage”; the Mortgage, the Loan Agreement and all other loan documents now or hereafter executed in connection with the Loan are collectively referred to herein as the “Loan Documents”) encumbering Landlord’s interests in the Property; and

WHEREAS, the parties hereto desire expressly to subordinate the Lease to the lien of the Mortgage, it being a condition precedent to the making of the Loan that the lien and charge of the Mortgage be, at all times, unconditionally prior and superior to the leasehold interests and estates created by the Lease; and

WHEREAS, Tenant has requested that Lender agree not to disturb Tenant’s possessory rights in the Premises pursuant to the Lease in the event Lender should foreclose the Mortgage, provided that Tenant is not in default under the Lease and provided that Tenant attorns to Lender or the purchaser at any foreclosure or trustee’s sale under the Mortgage or any transferee of the Property by deed in lieu thereof;

NOW THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Landlord and Tenant do hereby covenant and agree as follows:

1.	Subordination. Notwithstanding anything to the contrary contained in the Lease, the Lease and the leasehold estate created thereby are and shall at all times be subject and subordinate to the lien of the Mortgage and the other Loan Documents and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby, interest thereon and any other sum due to the Lender thereunder. The Mortgage and the other Loan Documents shall take precedence over the Lease and shall be entitled to the same rights and privileges, both in law and in equity, as the Mortgage and the other Loan Documents would have if such instruments had been executed, delivered, and recorded prior to the execution, delivery, and recording, or any of them, of the Lease or any notice thereof. Tenant intentionally and unconditionally waives, relinquishes and subordinates the Lease, the leasehold estate created thereby, and all right, title, interest and privileges of Tenant thereunder, including, without limitation, any and all purchase options, rights of first offer and rights of first refusal, to the lien or charge of the Mortgage and the other Loan Documents; provided, however, Tenant’s rights with respect to (a) the “Offer Space” as such term is defined in Section 6(b) of the Tenth Amendment, and (b) receipt of the Landlord’s Contribution provided under Section 10 of the Tenth Amendment shall not be subordinated hereby. Tenant and Landlord agree that notwithstanding anything to the contrary contained in the Lease, Tenant will not subordinate the Lease or its interest in the Premises to any other mortgage or other encumbrance without the prior written consent of Lender.

2.	No Constructive Eviction. Tenant agrees that foreclosure of, or any other legal action in connection with, a Mortgage shall not be a constructive eviction of Tenant.

3.	Attornment; Non-Disturbance. Tenant agrees following receipt of notice that it will attorn to and recognize as its landlord Lender after foreclosure of the tenant’s interest under the Ground Lease or any purchaser at a foreclosure sale under a Mortgage or any transferee who acquires the Premises by a transfer of the Ground Lease in lieu of foreclosure and the successors and assigns of Lender or such purchaser or transferee for the unexpired balance (and any extensions if exercised) of the term of the Lease upon the same terms and conditions set forth in the Lease provided neither Lender nor any Successor Landlord (as hereinafter defined), shall, in the exercise of rights arising, or which may arise, out of the Mortgage, disturb Tenant, interfere with Tenant, or deprive Tenant of its possession or its right to possession of the Premises (or any part thereof) under the Lease, or any right or privilege granted to or inuring to the benefit of Tenant under the Lease, or otherwise cancel or terminate the Lease, or join Tenant in summary or foreclosure proceedings if the Lease is then in full force and effect and Tenant is not in default thereunder beyond any applicable notice and cure period.

4.	Lender’s Liability. Without limiting the provisions of Section 16 below, neither Lender nor anyone claiming by, through or under Lender (Lender and any such other person, including a purchaser at a foreclosure sale or transferee in connection with a transfer in lieu of such foreclosure, and their respective successors and assigns, each a “Successor Landlord”), whether or not such Successor Landlord succeeds to the interest of Landlord under the Lease, shall be:

(a)	liable for any act or omission of any prior landlord, including the present Landlord; provided, however, the foregoing shall not relieve Successor Landlord of any repair or maintenance obligations of Landlord under the Lease which were in existence as of the date the Successor Landlord succeeded to Landlord’s interest and continue after the date the Successor Landlord succeeded to Landlord’s or any prior landlord’s interest; or

(b)	liable or responsible for or with respect to the retention, application and/or return to Tenant of any security deposit paid to any prior landlord, including the present Landlord, whether or not still held by such prior landlord unless and until such Successor Landlord has actually received for its own account as Landlord the full amount of such security deposit; or

(c)	subject to any offsets or defenses which Tenant might have against any prior landlord, including the present Landlord; or

(d)	bound by any rent or additional rent that Tenant might have paid for more than the current month and one succeeding month to any prior landlord, including the present Landlord; or

(e)	bound by any obligation to make any payment to Tenant which was required to be made prior to the time such Successor Landlord succeeded to any prior landlord’s interest other than payments provided in Article 10 of the Tenth Amendment or which relate to restoration after a casualty event or condemnation; or

(f)	bound by any obligation to perform any work or to make improvements to the Premises, except for repairs, restoration and maintenance to the Premises required by the express provisions of the Lease to be performed by the landlord and arising on or after the date that such Successor Landlord succeeds to Landlord’s interest in the Property; provided, however, the foregoing shall not relieve Successor Landlord of any repair or maintenance obligations of Landlord under the Lease which were in existence as of the date the Successor Landlord succeeded to Landlord’s interest and continue after the date the Successor Landlord succeeded to Landlord’s or any prior landlord’s interest (including, without limitation, with respect to restoration after a casualty event or condemnation).

5.	Payment of Rent. Tenant acknowledges being advised by Landlord that the Lease and the rent and all sums due thereunder have been or will be assigned to Lender pursuant to certain Assignments of Leases and Rents from Landlord to Lender as security for the obligations secured by the Mortgage. Landlord hereby directs Tenant that if Lender notifies Tenant of an event of default under the Loan Documents and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant will honor such demand and pay to Lender the rent and all other sums due under the Lease from and after the date of receipt of such notice, on each due date under the Lease, until directed otherwise in writing by Lender or by a court of competent jurisdiction. Tenant shall make such payments to Lender without any further direction or consent from Landlord and despite the fact that no receiver of rents may have been appointed by a court. Landlord hereby irrevocably authorizes and directs Tenant to make such payments to Lender despite the receipt of any contrary instructions from Landlord or any other party, except a court of competent jurisdiction. Payment of rent by Tenant in accordance with the provisions of this paragraph shall constitute performance by Tenant under the Lease as to all amounts paid.

6.	No Prior Assignment or Sublease. Tenant represents and warrants that it has not sublet the Premises to any sublessee and has not assigned any of its rights under the Lease.

7.	Insurance and Condemnation Proceeds. Tenant agrees that, notwithstanding any provision hereof to the contrary, the terms of the Mortgage shall continue to govern with respect to the disposition of any insurance proceeds or eminent domain awards.

8.	Guarantors. Each guarantor, if any, of Tenant’s obligations under the Lease has signed at the foot hereof, to evidence said guarantor’s consent and approval to, and agreement to be bound by, the provisions hereof.

9.	Modifications. No modification, amendment, waiver, or release of any provision of this Agreement or of any right, obligation, claim, or cause of action arising thereunder shall be valid or binding for any purpose whatsoever unless in writing and duly executed by the party against which the same is sought to be asserted.

10.	Landlord’s Acknowledgments. Landlord, as landlord under the Lease and borrower under the Mortgage, agrees for itself and its heirs, successors and assigns, that: (a) this Agreement does not (i) constitute a waiver by Lender of any of its rights under the Mortgage, and/or (ii) in any way release Landlord from its obligation to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage; and (b) the provisions of the Mortgage and Lease remain in full force and effect and must be complied with by Landlord.

11.	Successors and Assigns. The terms of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of the parties hereto.

12.	Authority. Each party to this Agreement represents and warrants to each other party hereto that the execution and delivery of this Agreement has been duly authorized and that this Agreement shall be binding upon said party in accordance with its terms.

13.	Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if delivered personally or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or by overnight express courier addressed as follows:

If to DBTCA:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank Securities, Inc.

200 Crescent Court, Suite 500

Dallas, Texas 75201

Attn: Mr. Thomas K. Farrell

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attn: Harvey R. Uris, Esq.

If to Landlord:

c/o Brookfield Financial Properties

One Liberty Plaza, 6th Floor

New York, New York 10006

Attn: Kathleen G. Kane, Esq.

If to Tenant:

Dow Jones & Company, Inc.

One World Financial Center New York,

New York 10281

Attn: W. Gilbert Faulk, Jr., Esq.,

Vice President/Legal

with a copy to:

Dow Jones & Company

P.O. Box 300

Princeton, New Jersey 08540

Attn: Mr. Guy A. Nardo,

General Services Manager

with a copy to:

Patterson, Belknap, Webb & Tyler

1133 Avenue of the Americas

New York, New York 10036

Attn: William W. Weisner, Esq.

or at such other addresses or to the attention of such other persons as may from time to time be designated by the party to be addressed by written notice to the other parties in the manner herein provided. Notices, demands and requests given in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder when received or when delivery is refused or when the same are returned to sender for failure to be called for.

14.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State where the Property is located.

15.	Counterparts. This document may be executed in counterparts and any party may execute any counterpart, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to be one and the same document.

16.	No Liability Beyond Successor Landlord’s Interest in the Property. Regardless of anything in the Lease or this Agreement to the contrary, no Successor Landlord shall have any obligation or liability beyond its interest in the Property, and no recourse by Tenant shall be had to any other property of any Successor Landlord of any nature or to any Successor Landlord’s partners, officers, directors, servicers or attorneys for any reason whatsoever. Tenant shall look exclusively to Successor Landlord’s interest in the Property for payment and discharge of any of Successor Landlord’s obligations under this Agreement or under the Lease. Tenant shall not collect or attempt to collect any judgment based upon such obligations out of any other assets of Successor Landlord. If Lender, by succeeding to the interest of Landlord under the Lease, should become obligated to perform the covenants of the landlord thereunder, then, upon any further transfer of the landlord’s interest by Lender, all of such obligations shall terminate as to Lender.

[SIGNATURES APPEAR ON NEXT PAGE]

Dow Jones & Company, Inc.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

LENDER:	DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York corporation

	By:	/S/ BRENDA CASEY
	Name:	Brenda Casey
	Title:	Vice President

LANDLORD:	WFP Tower A CO. L.P.
a Delaware limited partnership

	By:	WFP Tower A CO. G.P. Corp., a Delaware corporation, its general partner

	By:	/S/ JEREMIAH B.LARKIN
	Name:	Jeremiah B. Larkin
	Title:	Senior Vice President Director of Leasing

TENANT:	DOW JONES & COMPANY, INC.,
a Delaware corporation

	By:	/S/ GUY A. NARDO
	Name:	Guy A. Nardo
	Title:	Vice President, General Services

[ALL SIGNATURES TO BE ACKNOWLEDGED]

Dow Jones & Company, Inc.

ACKNOWLEDGMENT

STATE OF _New Jersey	)
) ss.
COUNTY OF Middlesex	)

On the 21 day of June, 2004, before me, the undersigned, a notary public in and for said State, personally appeared                                                                                                                                                                                                           ,

X	personally known to me

[or]

proved to me on the basis of satisfactory evidence

to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that, by his/her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/S/ SUSAN E. KNAPP

Susan E. Knapp

Notary Public of New Jersey

My commission expires on

May 14, 2007

[Notary Seal]

Dow Jones & Company, Inc.

ACKNOWLEDGMENT

STATE OF New York	)
) ss.
COUNTY OF New York	)

On the 25 day of June, 2004, before me, the undersigned, a notary public in and for said State, personally appeared                                                                                                                                                                                                           ,

X	personally known to me

[or]

proved to me on the basis of satisfactory evidence

to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that, by his/her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/S/ANA M. GUZMAN

Ana M. Guzman

Notary Public State of New York
No, 01GU6013994
Qualified in Kings County

My commission expires on

09/28/2006

[Notary Seal]

ACKNOWLEDGMENT

STATE OF New York	)
) ss.
COUNTY OF New York	)

On the 6th day of July, 2004, before me, the undersigned, a notary public in and for said State, personally appeared                                                                                                                                                                                                           ,

X	personally known to me

[or]

proved to me on the basis of satisfactory evidence

to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that, by his/her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/S/ JUNE A. POLITANO
June A. Politano
Notary Public – State of New York
NO. 01PO4905885
Qualified in Nassau County

My commission expires on

09/28/05

[Notary Seal]

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EXHIBIT A

Legal Description

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EXHIBIT B

Leased Premises

All references to the Premises shall mean the entirety of the Renewal Premises and the Remainder Premises (as such terms are defined in the Lease) through and including May 31, 2005 and thereafter all references to the Premises shall only mean the Renewal Premises.

C-1